Exhibit 21

Certain subsidiaries of Walgreens Boots Alliance, Inc. as of August 31, 2020 and their respective state of incorporation or organization are listed below. The names of certain other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of August 31, 2020, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.

Name	State or Country of Incorporation
Walgreen Arizona Drug Co.	Arizona
Walgreens Boots Alliance Holdings LLC	Delaware
Waltrust Properties, Inc.	Delaware
Walgreens Specialty Pharmacy, LLC	Delaware
Prime Therapeutics Specialty Pharmacy LLC	Delaware
WBA Investments, Inc.	Delaware
WBA Financial, LLC	Delaware
United Company of Pharmacists SAE	Egypt
Alliance Healthcare Répartition	France
Alliance Healthcare Deutschland AG	Germany
Walgreens Boots Alliance (Hong Kong) Investments Limited	Hong Kong
Walgreen Co.	Illinois
Bond Drug Company of Illinois, LLC	Illinois
Boots Retail (Ireland) Limited	Ireland
Walgreen Louisiana Co., Inc.	Louisiana
Walgreen International S.à r.l.	Luxembourg
Superior Luxco 1 S.à r.l.	Luxembourg
Walgreen Investments Luxembourg S.à r.l.	Luxembourg
WBA Luxembourg 7 S.à.r.l.	Luxembourg
WBA Luxembourg 6 S.à r.l.	Luxembourg
Farmacias Benavides S.A.B. de C.V.	Mexico
Walgreen Eastern Co., Inc.	New York
Duane Reade	New York
Walgreen of Puerto Rico, Inc.	Puerto Rico
Alliance Healthcare Romania SRL	Romania
Alliance Healthcare España S.A.	Spain
Alliance Healthcare Ecza Deposu Anonim Şirketi	Turkey
Boots UK Limited	United Kingdom
The Boots Company PLC	United Kingdom
Alliance Healthcare (Distribution) Limited	United Kingdom
Alliance Boots Holdings Limited	United Kingdom
WBA Acquisitions UK Holdco 7 Limited	United Kingdom
Superior Acquisitions Limited	United Kingdom
WBAD Holdings Limited	United Kingdom
WBA International Limited	United Kingdom
Walgreens Boots Alliance Limited	United Kingdom
WBA Acquisitions UK Topco Limited	United Kingdom
Superior Holdings Limited	United Kingdom
Walgreens Boots Alliance Scottish LP	United Kingdom